UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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eBay Inc.
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Important Additional Information

eBay Inc., its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with eBay’s 2014 Annual Meeting of Stockholders.  eBay intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from eBay shareholders.  EBAY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of eBay’s directors and executive officers and their respective interests in eBay by security holdings or otherwise is set forth in eBay’s proxy statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on March 18, 2013.  To the extent holdings of such participants in eBay’s securities have changed since the amounts described in the 2013 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in eBay’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on January 31, 2014.

These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by eBay with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at eBay’s Investor Relations website at http://investor.ebayinc.com.  Copies may also be obtained by contacting eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

Forward-Looking Statements

This communication contains forward-looking statements relating to, among other things, the future performance of eBay and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the first quarter and full year 2014; the company’s projected financial outlook for 2015; the future growth in the Payments, Marketplaces and Enterprise businesses and the company’s plans with respect to each of those businesses, mobile payments, mobile commerce; and the company’s plans regarding its stock repurchase programs. The company’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, including any continuing U.S. government shutdown or default, any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile payments and mobile commerce and the increasing social aspect of commerce; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the company’s need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and introduce new products and as new laws and regulations related to financial services companies come into effect; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities, including our Enterprise Commerce Technologies, at reasonable cost; the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion; the company’s ability to profitably integrate, manage and grow businesses that have been acquired or may be acquired in the future; the effect the announcement of the shareholder proposal and nominations may have on the company’s relationships with its shareholders and other constituencies and on the company’s ongoing business operations. The forward-looking statements in this communication do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent annual report on Form 10-K, a copy of which may be obtained by visiting the company’s Investor Relations website at http://investor.ebayinc.com or the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

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eBay Inc. (the “Company”) has made available through its Investor Relations website (http://investor.ebayinc.com/) an audio webcast of President, Chief Executive Officer and Director John J. Donahoe’s discussion with Heath P. Terry, a research analyst at Goldman Sachs & Co., at the Goldman Sachs Technology & Internet Conference on February 12, 2014. The following is an excerpt from the transcript of the audio webcast:

Heath P. Terry, Analyst, Goldman Sachs & Co.: “And so you’ve got two businesses, Payments and Marketplaces, what is it about those two that belong together?”

John J. Donahoe, President, Chief Executive Officer & Director, eBay Inc.: “Well, I’ve been getting asked this question a lot these days as you can imagine. And look, here is how – what we look at every year, what I look at, what the board looks out is, how can we compete most effectively in the market. And we have come to the conclusion repeatedly over the last several years that eBay and PayPal will grow more successfully together than they would be apart. And the reasons for that are fairly straightforward. eBay offers a captive market for PayPal to build the flywheel, that sort of a flywheel on a flywheel. So initially, PayPal got its new users from eBay for free. PayPal got penetration on eBay, and was able to leverage that into a merchant services business.

Over the last few years, mobile has been the biggest platform shift probably in a decade. PayPal leveraged its mobile payments volume initially completely on eBay, and now it’s leveraging it off eBay. PayPal is driving penetration  of  credit  on  eBay  which  is  allowing  it  to  be  more  successful  off  eBay.  So the first and most fundamental reason is being able to build momentum on eBay enables PayPal to be more successful off eBay.

Secondly, PayPal’s secret sauce is risk management. Right? As you know, Heath, we guarantee both sides of a transaction, buyers and sellers. And in risk, more data is good. And PayPal has $212 billion of transaction data including all the rich eBay data, which allows the risk models to be more effective. So in an era of Big Data, you sort of say why would you cut that.

And then last but not least, eBay gives PayPal a powerful financial foundation to be more aggressive off eBay. So eBay delivers 30% of PayPal’s new users for free, no cost, 30% of its revenue and half its profits. That allows PayPal to be even more aggressive pursuing large merchants and having lower take rates or going global or many of the investment areas we’re making. And so, it allows that financial foundation gives PayPal that ability to be aggressive.

And then eBay Inc.’s balance sheet helps PayPal grow more quickly as well. As you know, we got $10 billion of offshore cash. We are using that offshore cash to fund Bill Me Later receivables, a great low-cost capital way of doing that. And our balance sheet allows PayPal to be aggressive in acquisitions like Braintree and grabbing an opportunity.

 So, we believe that PayPal will grow faster as part of eBay and we believe eBay grows faster having PayPal because of things like Money Back Guarantee, the eBay Buyer Protection. So, we think the synergies are strong. And I have said, if and when we think those synergies have run their course or one business would be better off independent from the other will be rational, the same way we’re rational with Skype four, five years ago.”